UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 8, 2017	(May 4, 2017)
Date of report	(Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wayne C. Pensky Retirement, Effective December 31, 2017

On May 4, 2017, Wayne C. Pensky, our Executive Vice President and Chief Financial Officer, notified our Board of Directors of his intention to retire, effective December 31, 2017.

On May 4, 2017, we entered into an agreement with Mr. Pensky under which he will continue to serve as our Executive Vice President and Chief Financial Officer until September 1, 2017.  Thereafter, he will continue to be employed by us until December 31, 2017, as Special Advisor to the Chief Executive Officer. In this capacity, Mr. Pensky will support the transition to his successor. Under the agreement, through December 31, 2017, Mr. Pensky will continue to receive his current annual base salary and will remain eligible to participate in our Management Incentive Compensation Plan (“MICP”) based on his current target award opportunity (equal to 75% of his base salary) and in our 401(k) profit sharing plan.

The agreement further provides that, in 2018, Mr. Pensky will provide consulting services to us, not to exceed 20% of the average level of services performed by Mr. Pensky during the 36 month period ending December 31, 2017.  We will pay Mr. Pensky $266,925 for his consulting services in 2018, and Mr. Pensky will agree to a 12-month extension of his existing non-compete and non-solicitation obligations.

The agreement does not otherwise modify the terms of Mr. Pensky’s existing employment arrangements through December 31, 2017, or his equity awards, deferred compensation arrangements and retirement, health and welfare, and paid time-off benefit plans, which remain in effect in accordance with their terms.

Patrick Winterlich Election as Executive Vice President and Chief Financial Officer, Effective September 1, 2017

On May 4, 2017, the board elected Patrick Winterlich to serve as our Executive Vice President and Chief Financial Officer, effective on September 1, 2017. Prior to September 1, 2017, Mr. Winterlich will continue to serve as our Senior Vice President, Tax, Systems & Enterprise Reporting.

Mr. Winterlich (age 47) joined Hexcel in 1998 and has held roles of increasing responsibility with the Company in Operations, Finance and Information Technology. He has been our Senior Vice President, Tax, Systems & Enterprise Reporting, since March 2016. From June 2012 to March 2016, Mr. Winterlich was our Vice President and Chief Information Officer and from May, 2007 to June 2012, he was our Vice President of Finance. Mr. Winterlich has a degree in accounting and financial analysis from Warwick University in Coventry, England and is a member of the Chartered Institute of Management Accountants.

Effective upon his assumption of duties as our Executive Vice President and Chief Financial Officer, Mr. Winterlich will receive a base salary at the annual rate of $425,000, and will participate in our MICP with an annual bonus target award opportunity equal to 65% of his annual base salary (prorated for the portion of 2017 during which he serves as our Executive Vice President and Chief Financial Officer). He also will receive a grant of long-term incentive equity awards in the Company’s normal 2018 grant cycle based on a target award opportunity equal to 140% of his base salary.  Through December 31, 2017, Mr. Winterlich, a U.K. national, will remain on our expatriate benefits plan (including medical, dental and vision coverages) and will continue to receive certain supplemental medical benefits under his existing expatriate arrangement. Effective January 1, 2018, he will receive the same benefits as are available generally to all other executive officers residing in the United States.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

May 8, 2017
/s/ Nick L. Stanage
W	Nick L. Stanage
Chairman, Chief Executive Officer and President

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